  Exhibit 4.4

AMENDMENT NO. 2 TO THE ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of March 22, 2011.

BETWEEN:	COMAMTECH INC., a corporation incorporated under the laws of the Province of Ontario;

(hereinafter, “Comamtech”)

AND:	DECISIONPOINT SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware;

(hereinafter, the “Corporation”)

AND:	2259736 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario;
(hereinafter, the “MergerCo”)

WHEREAS the parties hereto executed an arrangement agreement made as of October 20, 2010 (the “Agreement”);

WHEREAS the parties hereto executed an amendment to the Agreement made as of December 23, 2010 (“Amendment No. 1”);

WHEREAS the amendments provided herein are in addition to those provided in Amendment No. 1 except where the amendments provided herein replace amendments set out in Amendment No. 1;

WHEREAS the parties wish to amend the Agreement in accordance with the terms hereof (“Amendment No. 2”);

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree hereto as follows:

Section 1.1 (Definitions) is amended as follows:

The following definition is hereby added to Section 1.1 in alphabetical order:

 ““Expenses Fee” has the meaning ascribed thereto in Section 7.3.2;”

The definition of “Dissent Rights” is hereby deleted and replaced with the following:

““Dissent Rights” means the dissent rights exercised pursuant to the Arrangement Resolution;”

The definition of “Meeting of the Corporation” is hereby deleted and replaced with the following:

““Meeting of the Corporation” means the meeting or written consent of the Corporation Shareholders, including any adjournment or postponement thereof to consider, and if deemed advisable, to inter alia, adopt the Arrangement Agreement, as amended, pursuant to which MergerCo will merge into the Corporation, with the Corporation surviving as a wholly-owned subsidiary of Comamtech;”

The definition of “Outside Date” is hereby deleted and replaced with the following:

““Outside Date” means May 31, 2011, or as may otherwise be mutually agreed to by the parties.”

The following definitions are hereby deleted:

Comamtech Continuance Resolution;

Comamtech Material Adverse Change;

MergerCo Continuance;

MergerCo Continuance Resolution;

Tax Act; and

Termination Fee.

Section 1.8 (Schedules)

Section 1.8 is hereby deleted and replaced with the following:

“The following Schedules are attached to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A                      –           Special Resolution of the Shareholders
Schedule B                      –           Plan of Arrangement”

Section 1.8 is further amended by replacing the Special Resolution of Shareholders provided in Schedule A attached to the Agreement with the Special Resolution of Shareholders attached hereto as Schedule A.

Section 1.8 is further amended by replacing the Plan of Arrangement provided in Schedule C attached to the Agreement with the Plan of Arrangement attached hereto as Schedule B.

Section 2.3 (Implementation Steps by Comamtech and MergerCo)

Section 2.3 is hereby amended by deleting Section 2.3.1 in its entirety and replacing same by the following:

“2.3.1
subject to the terms of this Agreement, as soon as reasonably practicable following the execution of this Agreement, apply in a manner reasonably acceptable to the Corporation under Section 182 of the OBCA for the Interim Order.”

Section 2.3 is further amended by deleting the words “and the Comamtech Continuance Resolution” from Section 2.3.2.

Section 2.7 (Circular)

Section 2.7 is hereby is hereby deleted and replaced with the following:

“Subject to compliance with Section 2.8, as promptly as reasonably practicable after the execution and delivery of this Agreement, Comamtech shall have prepared the Circular together with any other documents required by the Securities Act or other applicable Laws in connection with the Meeting required to be filed or prepared by Comamtech, and, subject to Section 2.8.2, as promptly as is reasonably practicable after the execution and delivery of this Agreement,  Comamtech shall, unless otherwise agreed by the Parties, cause the Circular and other documentation required in connection with the Meeting to be sent to the Shareholders and filed as required by the Interim Order and applicable Laws. The Circular shall include the unanimous recommendation of the Board that the Shareholders vote in favour of the Arrangement Resolution unless such recommendation has been withdrawn, modified or amended in accordance with the terms of this Agreement, and will include a copy of the second supplementary Fairness Opinion.”

Section 2.8 (Preparation of Filings)

Section 2.8.10 is hereby deleted and replaced with the following:

“2.8.10 Comamtech will promptly advise the Corporation of any written notice of Dissent Rights exercised or purported to have been exercised by any Shareholder received by Comamtech in relation to the Meeting and the Arrangement Resolution and any withdrawal of Dissent Rights received by Comamtech and, subject to applicable Laws, any written communications sent by or on behalf of Comamtech to any Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution.”

 Section 5.3 (Covenants of Comamtech Regarding the Performance of Obligations)

Section 5.3 is hereby amended by deleting Section 5.3.2. The remaining Sections are renumbered accordingly.

Section 6.1 (Mutual Conditions Precedent)

Section 6.1 is amended as follows:

Section 6.1.2 is amended by deleting the words “and the Comamtech Continuance Resolution” therein.

Section 6.2 (Additional Conditions Precedent to the Obligations of Comamtech and MergerCo)

Section 6.2 is amended as follows:

Section 6.2.7 is amended by replacing the word “Continuance” therein with the word “Arrangement”.

The word “and” at the end of Section 6.2.11 is deleted.

An additional Section 6.2.14 is added thereto, which reads as follows:

“6.2.14	ModelCom Inc. shall have issued a second supplementary Comamtech Fairness Opinion satisfactory to the Comamtech Board; and”

An additional Section 6.2.15 is added thereto, which reads as follows:

“6.2.15	The Meeting of the Corporation shall have been held to approve the Arrangement by the Required Vote of the Corporation not later than the date on which the Meeting is held.”

Section 7.1 (Mutual Covenants Regarding Non-Solicitation)

Section 7.1.2 is amended as follows:

Paragraph 7.1.2(f) is amended by replacing the words “concurrently therewith pays the Termination Fee” therein with the words “concurrently therewith, if this Agreement is terminated pursuant to this paragraph 7.1.2(f), the Corporation pays the Reverse Termination Fee and Expenses Fee pursuant to Section 7.3.2”.

Section 7.3 (Agreement as to Damages)

Section 7.3 is amended as follows:

Section 7.3.1 is hereby intentionally deleted.

Section 7.3.2 is hereby amended by replacing the remaining text of section 7.3.2 with the following:

“(each of the above being a “Comamtech Damages Event”) then, in the event of the termination of this Agreement pursuant to Article 8, the Corporation shall pay by wire transfer to Comamtech (or to whom Comamtech may direct in writing) $500,000 (the “Reverse Termination Fee”) in immediately available funds to an account designated by Comamtech within two Business Days after the first to occur of the events described above. In addition to and concurrently with the payment of the Reverse Termination Fee, the Corporation shall pay by wire transfer to Comamtech (or to whom Comamtech may direct in writing) up to $125,000 (the “Expenses Fee”) to cover expenses related to the implementation of this Agreement in immediately available funds to an account designated by Comamtech. Following the occurrence of a Comamtech Damages Event, but prior to payment of the Reverse Termination Fee and the Expenses Fee, the Corporation shall be deemed to hold such applicable payments in trust for Comamtech. The Corporation shall only be obligated to make one payment for the Reverse Termination Fee and one payment for the Expenses Fee pursuant to this Section 7.3.2.”

Section 7.4 (Fees and Expenses)

Section 7.4 is hereby deleted and replaced with the following:

“Subject to the obligations of the Corporation to pay the Expenses Fee pursuant to section 7.3.2 herein, each Party shall pay its fees, costs and expenses incurred by such Party in connection with this Agreement and the Arrangement.”

Section 8.2 (Termination)

Section 8.2 is hereby amended by deleting section 8.2.1 and replacing it with the following:

“(a)	by mutual written consent of the Parties hereto;

(b)	as provided in Sections 6.1, 6.2 and 6.3; provided that the terminating Party is not in material default of its representations, warranties, covenants or other agreements under this Agreement;

(c)	by Comamtech upon the occurrence of the Comamtech Damages Event provided in Section 7.3.2; and

(d)
by either Comamtech or the Corporation if the Effective Date does not occur on or prior to the Outside Date, except that the right to terminate the Agreement under this Section 8.2.1(d) shall not be available to any Party whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure of the Effective Date to occur on or prior to the Outside Date.”

Section 8.2 is further amended by deleting section 8.2.2 (Effect of Termination), including for greater clarity, by deleting the words added in section 9 of Amendment No. 1, and replacing Section 8.2 with the following:

“If this Agreement is terminated in accordance with the foregoing provisions of this Section, this Agreement shall forthwith become void and of no further force or effect and no Party shall have any further obligations or liability hereunder except as provided in Sections 7.3, 7.4, 9.2, 9.6, 9.7, 9.8 and 9.9 and this Section 8.2.2 and the Confidentiality Agreement and as otherwise expressly contemplated hereby.”

Effect on Agreement.  Subject to the amendments provided herein, all of the terms and conditions of the Agreement, as amended by Amendment No. 1, shall continue in full force and effect after the execution of this Amendment No. 2 and shall not be in any way changed, modified or superseded by the terms set forth herein.  Except as expressly set forth herein, this Amendment No. 2 shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or constitute a waiver of any provision of the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder and this Amendment No. 2 and the Agreement shall be construed as one and the same document.

Severability.  If any provision of this Amendment No. 2 shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment No. 2 in that jurisdiction or the validity or enforceability of any provision of this Amendment No. 2 in any other jurisdiction.

Counterparts/Execution.  This Amendment No. 2 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request (including amendments to the Plan of Arrangement resulting from the amendments contained herein) in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Amendment No. 2 shall delivered in accordance with the terms of the Agreement.

Entire Agreement; Amendments.  All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement.  The Agreement, as amended by Amendment No. 1 and this Amendment No. 2 constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Amendment No. 2 or waiver of any agreement or other obligation of the parties under the Agreement or this Amendment No. 2 may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Consultant and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

The parties have agreed that this Amendment is drafted in the English language at the request of the parties.  Les parties aux présentes déclarent qu’elles ont expressément exigé que la présente convention soit rédigée en anglais.

(remainder of this page left blank intentionally)

IN WITNESS WHEREOF the parties have caused this Amendment No. 2 to be executed as of the date written above by their respective officers thereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.
(s) Donald W. Rowley
Donald W. Rowley Chief Financial Officer

COMAMTECH INC.
(s) Jean-Rock Fournier
Jean-Rock Fournier Executive Vice President and Chief Financial Officer

2259736 ONTARIO INC.
(s) Jean-Rock Fournier
Jean-Rock Fournier Secretary

SCHEDULE A

SPECIAL RESOLUTION OF SHAREHOLDERS

(See attached document.)

- A1 -

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF COMAMTECH REGARDING THE ARRANGEMENT

BE IT RESOLVED THAT:

The arrangement (the “Arrangement”) under Section 182 of the Ontario Business Corporations Act (the “OBCA”) of Comamtech Inc. (“Comamtech”) as more particularly described and set forth in the Management Information Circular (the “Circular”) of Comamtech dated <*>, 2011, as the Arrangement may be modified or amended, is hereby authorized and approved.

The plan of arrangement, as it may be modified or amended, (the “Plan of Arrangement”) involving Comamtech, the full text of which is set out in Schedule B to the arrangement agreement dated as of October 20, 2010 entered into between DecisionPoint Systems, Inc. and Comamtech as amended on December 23, 2010 and March 22, 2011 (the “Arrangement Agreement”), is hereby authorized and approved.

The Arrangement Agreement, the actions of the directors of Comamtech in approving the Arrangement, the Plan of Arrangement, the Arrangement Agreement and the actions of the officers of Comamtech in executing and delivering the Arrangement Agreement, and any amendments thereto are hereby ratified and approved.

Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Comamtech or that the Arrangement has been approved by the Ontario Superior Court of Justice, Commercial List, the directors of the Corporation are hereby authorized and empowered, at their discretion, without further notice to or approval of the shareholders of Comamtech to amend the Arrangement Agreement and the Plan of Arrangement, to the extent permitted by the Arrangement Agreement and the Plan of Arrangement, as the case may be, and not to proceed with the Arrangement.

Any officer or director of Comamtech is hereby authorized and directed for and on behalf of Comamtech to execute and deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the OBCA in accordance with the Arrangement Agreement.

The directors of Comamtech are authorized to apply under Section 181 of OBCA to continue under the provisions of the Delaware General Corporation Law and to seek the Director’s approval to such continuance pursuant to subsection 181(4) of the OBCA.

The directors of Comamtech are authorized to apply under Section 388 of the Delaware General Corporation Law to the Secretary of State of the State of Delaware under the Delaware General Corporation Law (the “Secretary of State”) for a certificate of corporate domestication continuing the existence of Comamtech in the form of a corporation of the State of Delaware.

The certificate of corporate domestication of Comamtech shall be in the form attached as Schedule 1 to this resolution (the “Certificate of Domestication”) with such amendments, deletions or alterations as may be considered necessary or advisable by any

- A2 -

director or officer of Comamtech in order to ensure compliance with the provisions of the Delaware General Corporation Law as the same may be amended, and the requirements of the Secretary of State.

Comamtech shall adopt the by-laws contained in the Certificate of Domestication;

Subject to the issuance of the Certificate of Domestication of Comamtech by the Secretary of State, and without affecting the validity of the incorporation or existence of Comamtech by and under its articles or of any act done thereunder, Comamtech is authorized to approve and adopt, in substitution for the existing articles of Comamtech, the Certificate of Domestication, with any amendments, deletions or alterations as described in paragraph 8 of this resolution, which Certificate of Domestication is hereby approved, and all amendments reflected therein are approved.

Any one officer or director of Comamtech is authorized, for and on behalf of Comamtech, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby including, without limitation, the execution and filing of the Certificate of Domestication and any forms prescribed or contemplated under the OBCA or the Delaware General Corporation Law.

Notwithstanding the approval of the Shareholders of Comamtech of this special resolution and without notice to or approval of the Shareholders of Comamtech, the directors of Comamtech may, in their discretion, decide to revoke this special resolution and not to proceed with the continuance contemplated hereby becoming effective pursuant to the provisions of the Delaware General Corporation Law.

Any officer or director of Comamtech is hereby authorized and directed for and on behalf of Comamtech to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

- A3 -

SCHEDULE 1
TO THE SPECIAL RESOLUTION OF THE SHAREHOLDERS OF COMAMTECH
REGARDING THE CONTINUANCE

CERTIFICATE OF CORPORATE DOMESTICATION
OF DECISIONPOINT SYSTEMS, INC.
(Formerly known as Comamtech Inc.)

The undersigned, the President of DecisionPoint Systems, Inc. (formerly known as Comamtech Inc. and hereinafter called the “Corporation”), for the purposes of domesticating under Section 388 of the General Corporation Law of the State of Delaware, does certify that:

1.	The Corporation was first formed, incorporated, or otherwise came into being on August 16, 2010 in the jurisdiction of the Province of Ontario, Canada.

2.
The name of the Corporation immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware was DecisionPoint Systems, Inc.

3.
The name of the Corporation as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is DecisionPoint Systems, Inc.

4.
The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is Ontario, Canada and the principal place of business was 333 Bay Street, Suite 2400, Bay Adelaide Centre, Box 20, Toronto, Ontario, M5H 2T6.

5.
The domestication of the Corporation as a Delaware corporation has been approved in the manner provided for and in accordance with the organization documents that govern the internal affairs and the conduct of the business of the Corporation and in accordance with applicable laws of the province of Ontario.  A certificate of incorporation of DecisionPoint Systems International Inc., which was approved in the manner provided for and in accordance with the organization documents that govern the internal affairs and the conduct of the business of the Corporation and in accordance with applicable laws of the province of Ontario, is being filed contemporaneously with this Certificate of Corporate Domestication.

6.	The effective time of this certificate of corporate domestication shall be <*>, 2010.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this <*> day of <*>, 2011.

- A4 -

DECISIONPOINT SYSTEMS, INC.,

By:
Name: Nicholas R. Toms
Title: President

CERTIFICATE OF INCORPORATION
OF
DECISIONPOINT SYSTEMS, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this certificate of incorporation and do hereby certify as follows:

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is DecisionPoint Systems, Inc.

SECOND:  The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:  The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  4.01  Authorized Capital Stock.  The total number of shares of stock this Corporation is authorized to issue shall be 110,000,000 shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."
  4.02  Common Stock.  The total number of authorized shares of Common Stock shall be 100,000,000 shares with par value of US$0.001 per share. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders.
  4.03  Preferred Stock.  The total number of authorized shares of Preferred Stock shall be 10,000,000 shares with par value of US$0.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
  (a)   Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;
  (b)   The number of shares to constitute the class or series and the designation thereof;
  (c)   The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
  (d)   Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

- A5 -

  (e)   Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;
  (f)  The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
  (g)   The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;
  (h)   Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
  (i)  Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.
The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

FIFTH:  The Corporation is to have perpetual existence.

SIXTH:  The bylaws of the Corporation may be made, altered, amended, changed, added to, or repealed by the board of directors of the Corporation without the consent or vote of the stockholders.

SEVENTH:  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the DGCL, as the same may be amended and supplemented.

EIGHTH :  The Corporation shall, to the fullest extent permitted by the provisions of Sec. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

- A6 -

TENTH:  From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Dated:  <*>, 2011

 Nicolas R. Toms ____________________
Nicolas R. Toms

- A7 -

BY-LAWS

OF

DECISIONPOINT SYSTEMS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.   Annual Meetings.  The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.  Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.  Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary, or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the time and place of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.  Voting.  Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.  Each stockholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6.  Consent of Stockholders in Lieu of Meeting Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  The written consents shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceedings are recorded.  Delivery to the registered officer shall be by hand or certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7.  List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the

- A2 -

place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1.  Number and Election of Directors.  The Board of Directors shall consist of one or more members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any director may resign at any time upon written notice to the Corporation.  Directors need not be stockholders.

Section 2.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any one (1) director.  Notice thereof stating the place, date and hour of the meetings shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, fax or e-mail on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.  Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors,

- A3 -

the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.  Actions of Board.  Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.  Meetings by Means of Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to the Section 7 shall constitute presence in person at such meeting.

Section 8.  Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.  Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid for attendance at each meeting of the Board of Directors or a stated annual salary as director.  Compensation may also consist of such options, warrants rights, shares of capital stock or any other form of remuneration approved by the Board of Directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement of expenses for attending committee meetings.

Section 10.  Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely

- A4 -

because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1.  General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President.  The Board of Directors, in its discretion, may also choose a Secretary, Chairman of the Board of Directors (who must be a director), Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.  Election.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon an-other person or persons.

- A5 -

Section 4.  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  He shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall "possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.  President.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.  If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6.  Vice-Presidents.  At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice-President shall perform such other-duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the

- A6 -

Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any' other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be.

Section 8.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render unto the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.  Assistant Secretaries.  Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.  Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.  Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

- A7 -

ARTICLE V

STOCK

Section 1.  Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.  Signatures.  Any or all of the signatures on the certificate may be by facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.  Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in

- A8 -

such share or shares of the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1.  Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, email, fax or cable.

Section 2.  Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

- A9 -

ARTICLE VIII

INDEMNIFICATION AND DIRECTORS' LIABILITY

Section 1.  Indemnification of Directors and Officers.  The Corporation shall be required, to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware (the “GCL”), as the same may be amended and supplemented, to indemnify any and all directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice' of such meeting of stockholders or Board of Directors, as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.  Entire Board of Directors.  As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

- A10 -

SCHEDULE B
PLAN OF ARRANGEMENT

(See attached document.)

PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE ONTARIO BUSINESS
CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings. Any capitalized terms used herein but not defined shall have the meanings ascribed to them in the Arrangement Agreement.

“Additional Comamtech Shares” means the additional shares of the Surviving Corporation issued in accordance with Section 3.10;

“Additional DecisionPoint Shares” means the additional shares of the Surviving Corporation issued in accordance with Section 3.10;

“Amalgamation” means the amalgamation of the Amalgamating Corporations pursuant to Section 182(d) of the OBCA in the manner provided herein;

“Amalgamated Corporation” means the corporation resulting from the Amalgamation;

“Amalgamating Corporations” means each of MergerCo and DecisionPoint and Amalgamating Corporations means both of them;

“Amendment No. 1 to the Arrangement Agreement” means the first amendment to the Arrangement Agreement entered into among Comamtech, DecisionPoint and MergerCo, dated December 23, 2010, a copy of which has been filed under Comamtech’s profile on SEDAR at www.sedar.com;

“Amendment No. 2 to the Arrangement Agreement” means the second amendment to the Arrangement Agreement entered into among Comamtech, DecisionPoint and MergerCo, dated March 22, 2011, a copy of which has been filed under Comamtech’s profile on SEDAR at www.sedar.com;

“Arrangement” means the arrangement of each of Comamtech and MergerCo made pursuant to the provisions of Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 5 hereof or made at the direction of the Court in the Interim Order or Final Order and consented to in writing by Comamtech and DecisionPoint, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement dated October 20, 2010 among Comamtech, DecisionPoint and MergerCo, as amended by Amendment No. 1 to the Arrangement Agreement and as amended by Amendment No. 2 to the Arrangement Agreement,

- B2-

copies of which have been filed on SEDAR at www.sedar.com, pursuant to which such parties propose to implement the Arrangement, including any amendment thereto;

“Arrangement Resolution” means the resolution of Comamtech’s Shareholders approving the Arrangement;

“Articles of Arrangement” means the articles of arrangement of each of Comamtech (the “Comamtech Articles of Arrangement”) and MergerCo (the “MergerCo Articles of Arrangement”) to be filed with the Director in connection with the Arrangement, which shall be in a form and content satisfactory to Comamtech and DecisionPoint, each acting reasonably;

“Business Day” means any day, other than a Saturday, Sunday or any other day on which the principal chartered banks located in Montreal, Québec, Toronto, Ontario or New York City are not open for business during normal banking hours;

“Certificate of Arrangement” means the certificate to be issued by the Director pursuant to Section 183 of the OBCA giving effect to the Arrangement;

“Comamtech” means Comamtech Inc., a corporation incorporated under the laws of the Province of Ontario;

“Comamtech Convertible Preferred Shares” means the Series A Cumulative Convertible Preferred Shares in the capital stock of Comamtech to be created and issued pursuant to Article 3 hereof;

 “Comamtech Meeting” means the special meeting of Comamtech’s Shareholders (including any adjournments or postponements thereof) to be held to consider and, if deemed advisable, to, inter alia, approve the Arrangement;

“Comamtech Shares” means the common shares in the capital of Comamtech;

“Comamtech Shareholders” means the holders of all common shares of Comamtech outstanding immediately prior to the Effective Time;

“Continuance” means the application by Comamtech to the Secretary of State for the State of Delaware requesting that Comamtech be continued as if it had been incorporated under the laws of the State of Delaware, the whole as prescribed by Section 181 of the OBCA;

“Court” means the Ontario Superior Court of Justice, Commercial List;

“DecisionPoint” means DecisionPoint Systems, Inc., a corporation incorporated under the laws of the State of Delaware;

“DecisionPoint Common Shares” means the common shares in the share capital of DecisionPoint outstanding immediately prior to the Effective Time;

- B3-

“DecisionPoint Options” means the options to acquire DecisionPoint Shares to be issued to directors, officers, employees and consultants of DecisionPoint pursuant to the DecisionPoint Stock Option Plan;

“DecisionPoint Preferred Shares” means collectively, the Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock in the share capital of DecisionPoint outstanding immediately prior to the Effective Time;

“DecisionPoint Shareholders” means the holders of all common shares of DecisionPoint outstanding immediately prior to the Effective Time;

“DecisionPoint Warrants” means all the issued and outstanding warrants to purchase DecisionPoint Shares;

“Depositary” means the Person acting as depositary under the Arrangement;

“Director” has the meaning ascribed thereto by the OBCA on the date hereof;

“Effective Date” means the date shown on the Certificate of Arrangement;

“Effective Time” means 12:01 a.m. on the Effective Date;

“Final Order” means the final order of the Court in a form acceptable to Comamtech and DecisionPoint, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both Comamtech and DecisionPoint, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Comamtech and DecisionPoint, each acting reasonably) on appeal;

“Final Shareholders’ Equity Balance” has the meaning ascribed thereto in Section 3.10(d);

“Interim Order” means the interim order of the Court in a form acceptable to Comamtech and DecisionPoint, each acting reasonably, providing for, among other things, the calling and holding of the Comamtech Meeting, as such order may be amended by the Court (with the consent of the Corporation and Comamtech, each acting reasonably) or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Comamtech and DecisionPoint, each acting reasonably) on appeal;

“MergerCo” means 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech incorporated under the laws of the Province of Ontario;

“Neutral Auditor” has the meaning ascribed thereto in Section 3.10(c);

“OBCA” means the Ontario Business Corporations Act, R.S.O. 1990, c. B.16 as amended or re-enacted from time to time;

“Objection Notice” has the meaning ascribed thereto in Section 3.10(b);

- B4-

“Opening Balance Sheet Audit” has the meaning ascribed thereto in Section 3.10(a);

“Parties” means Comamtech, DecisionPoint and MergerCo, and “Party” means any one of them;

“Person” includes any individual, firm, partnership, limited liability company, unlimited liability company, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means this plan of arrangement, as it may be amended pursuant to Article 5 hereof or at the direction of the Court in the Interim Order or the Final Order (with the consent of the Corporation and Comamtech, each acting reasonably), as the case may be;

“Purchase Price Statement” has the meaning ascribed thereto in Section 3.10(a);

“Record Date” means, in the case of DecisionPoint, the Closing Date, and in the case of Comamtech, the record date as set forth in the management information circular of Comamtech relating to the Arrangement;

“Shareholder Representatives” shall be appointed by the Board of Directors of Comamtech before the Closing Date and shall be for the purposes hereof: Marc Ferland and Lawrence Yelin;

“Surviving Corporation” shall mean Comamtech after the Arrangement and after the Continuance is effective; and

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

1.1                      Sections and Headings

The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to articles or sections refers to the specified articles or sections of this Plan of Arrangement.

1.2                      Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include both genders.

1.3                      Date of Any Action

In the event that any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

- B5-

1.4                     Time

Time shall be of the essence in this Plan of Arrangement.

1.5                      Governing Law and Time

This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein.  All times expressed herein are local time (Toronto, Ontario) unless otherwise stipulated herein.

1.6                      Schedules

The following Schedules are attached to this Plan of Arrangement and are incorporated in and form part of this Plan of Arrangement:

Schedule 1	Comamtech Share Provisions
Schedule 2	Authorized Share Capital of the Amalgamated Corporation
Schedule 3	Amalgamated Corporation By-Laws
Schedule 4	Comamtech By-Laws
Schedule 5	Formula for Section 3.10

ARTICLE 2
BINDING EFFECT

2.1                        Binding Effect

2.1.1                      This Plan of Arrangement will become effective on, and be binding on and after, the Effective Time on (i) DecisionPoint, (ii) Comamtech, (iii) MergerCo, (iv) Comamtech Shareholders, and (v) all holders of DecisionPoint Shares, in each case without any further authorisation, act or formality, on the part of the parties participating in the Plan of Arrangement, the Court or the Director.

2.1.2                      Each of the events listed in Article 3 shall be, without affecting the timing set out in Article 3, mutually conditional, such that no event may occur without all steps occurring and the events together effect the integrated transaction which constitutes the Arrangement.

2.1.3                      The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective on the Effective Date and that each of the provisions of Article 3 below has become effective in the sequence set out therein and each section will be deemed to be completed prior to the provisions of the next section.

- B6-

ARTICLE 3
ARRANGEMENT

Pursuant to the Arrangement, the following transactions shall occur and shall be deemed to occur without any further authorization, act or formality at the Effective Time (unless otherwise specified), in the following order:

3.1                      Creation of Comamtech Convertible Preferred Shares

Comamtech’s authorized share capital shall be altered by amending its articles of incorporation to create an unlimited number of Comamtech convertible preferred shares issuable in series having the rights, privileges, restrictions and conditions set out in Schedule 1 attached hereto.

3.2                      Creation of Series A Convertible Preferred Shares

Comamtech’s authorized share capital shall be further altered by amending its articles of incorporation to create and designate 500,000 Series A Cumulative Convertible Preferred Shares having the rights, privileges, restrictions and conditions set out in Schedule 1 attached hereto.

3.3                      Name Change

Comamtech’s articles of incorporation shall be amended to change its name to a name specified in the Articles of Arrangement by DecisionPoint prior to or on the Effective Date.

3.4                      The Amalgamation

DecisionPoint and MergerCo shall amalgamate to form the Amalgamated Corporation and shall continue as one corporation under the OBCA, with the effect set forth in Subsection 182(1)(d) of the OBCA, as follows:

(a)
Each whole DecisionPoint Common Share shall be converted into and each holder of DecisionPoint Common Shares shall be entitled to receive, subject to Sections 4.1 and 4.4, 0.125 of a Comamtech Share for each whole DecisionPoint Common Share, with holders of DecisionPoint Common Shares receiving not more than 4,593,661 Comamtech Shares;

(b)
Each whole DecisionPoint Preferred Share shall be converted into and each holder of DecisionPoint Preferred Shares shall be entitled to receive, subject to Sections 4.1 and 4.4, 0.125 of a Comamtech Convertible Preferred Share for each whole DecisionPoint Preferred Share, with holders of DecisionPoint Preferred Shares receiving not more than 362,500 Series A Cumulative Convertible Preferred Shares;

(c)	The name of the Amalgamated Corporation shall be specified in the Articles of Arrangement by DecisionPoint prior to or on the Effective Date;

- B7-

(d)	The address of the registered office of the Amalgamated Corporation shall be 333 Bay Street, Suite 2400, Bay Adelaide Centre, Box 20 Toronto, ON M5H 2T6;

(e)	There shall be no restrictions on the business that the Amalgamated Corporation may carry on or on the powers it may exercise;

(f)
At the time of the filing of Articles of Arrangement with the Director, the Amalgamated Corporation shall be authorized to issue an unlimited number of common shares having the rights, privileges, restrictions and conditions as provided in Schedule 2 attached hereto;

(g)
The board of directors of the Amalgamated Corporation shall consist of not less than a minimum of one nor more than a maximum of 12 which, until changed in accordance with the OBCA, shall be fixed at 2. The initial directors of the Amalgamated Corporation shall be Nicholas R. Toms and Marc Ferland;

(h)	The by-laws of the Amalgamated Corporation shall be as provided in Schedule 3 attached hereto;

(i)
The transfer of shares in the capital of the Amalgamated Corporation shall be restricted in that no share may be transferred without either: (i) the consent of the directors of the Amalgamated Corporation  expressed by resolution passed by the board of directors of the Amalgamated Corporation  or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders;

(j)
Each whole common share of MergerCo outstanding immediately prior to the Effective Date shall be converted into, and each holder of common shares of MergerCo shall be entitled to receive, one common share in the capital of the Amalgamated Corporation for each whole common share of MergerCo;

(a)
The stated capital account of the common shares of the Amalgamated Corporation shall be set at an amount equal to (i) the “paid-up capital” (within the meaning of the Tax Act) of the common shares of MergerCo outstanding immediately prior to the Effective Date, (ii) the “paid-up capital”  (within the meaning of the Tax Act) of the DecisionPoint Common Shares being exchanged into Comamtech Shares and (iii) the “paid-up capital”  (within the meaning of the Tax Act) of the DecisionPoint Preferred Shares being exchanged into Comamtech Convertible Preferred Shares.

3.5                         Directors of Comamtech

The articles of incorporation of Comamtech shall be amended to provide that board of directors of Comamtech shall consist of not less than a minimum of one nor more than a maximum of 12

- B8-

which, until changed in accordance with the OBCA, shall be fixed at 7. The directors of Comamtech effecting from and after the Effective Date until their successors are elected or appointed, shall be Nicholas R. Toms, Donald W. Rowley, David M. Rifkin, Jay B. Sheehy, Robert M. Chaiken, Marc Ferland and Lawrence Yelin.

3.6                      Comamtech Bylaws

The existing bylaws of Comamtech shall be repealed and replaced with the bylaws attached hereto as Schedule 4.

3.7                      Treatment of DecisionPoint Options

By virtue of the Arrangement and without any action on the part of the holders thereof, each DecisionPoint Option, that is outstanding immediately prior to the Arrangement shall be converted into an option to purchase, on the same terms and conditions (including applicable vesting requirements) as applied to each such DecisionPoint Option, the number of whole Comamtech Shares that is equal to the number of shares of DecisionPoint Shares subject to such DecisionPoint Option multiplied by the Exchange Ratio (rounded to the nearest whole share), at an exercise price per share equal to the exercise price for each DecisionPoint Option adjusted by the Exchange Ratio.

3.8                      Treatment of DecisionPoint Warrants

By virtue of the Arrangement and without any action on the part of the holders thereof, each DecisionPoint Warrant that is outstanding immediately prior to the Arrangement shall be converted into a warrant to purchase, on the same terms and conditions as applied to each such DecisionPoint Warrant, the number of whole Comamtech Shares that is equal to the number of shares of DecisionPoint Shares subject to such DecisionPoint Warrant multiplied by the Exchange Ratio (rounded to the nearest whole share),at an exercise price per share equal to the exercise price for each DecisionPoint Warrant adjusted by the Exchange Ratio.

3.9                      No Fractional Comamtech Shares, No Fractional Comamtech Convertible Preferred Shares

No fractional Comamtech Shares and no fractional Comamtech Convertible Preferred Shares shall be issued to holders of DecisionPoint Common Shares or to holders of DecisionPoint Preferred Shares.  The number of Comamtech Shares or Convertible Preferred Shares to be issued to holders of DecisionPoint Common Shares or DecisionPoint Preferred Shares shall be rounded down to the nearest whole Comamtech Share or nearest whole Convertible Preferred Share as applicable.  In calculating such fractional interests, all DecisionPoint Common Shares and all DecisionPoint Preferred Shares, as applicable, registered in the name of the holder shall be aggregated.

3.10                      Post-Closing Adjustments

(a)	After the Arrangement, the Surviving Corporation shall hire an auditor, licensed by the U.S. Public Corporation Accounting Oversight Board, to perform an audit

- B9-

(in accordance with U.S. Generally Accepted Accounting Principles) of the balance sheet of Comamtech as of the Closing Date (the “Opening Balance Sheet Audit”).  Such Opening Balance Sheet Audit shall include line items for Comamtech’s assets, liabilities and shareholders’ equity as of the Closing Date.  Comamtech shall provide the Surviving Corporation’s auditors and accounting and other personnel access to the books and records of Comamtech and any other documents or information reasonably requested.  On or before August 25, 2011, the Surviving Corporation shall prepare a statement (the “Purchase Price Statement”) setting forth its good faith computation of the shareholders’ equity as of August 15, 2011.  The Purchase Price Statement shall include the balances from the Opening Balance Sheet Audit with adjustments for realized and unrealized gains and losses and income and expenses from the disposition and maintenance of the assets and liabilities on the Opening Balance Sheet Audit.  The Surviving Corporation shall deliver such Purchase Price Statement to the Shareholder Representatives together with such schedules and data with respect to the determination thereof as may be appropriate to support the calculations set forth in the Purchase Price Statement. Following the delivery of the Purchase Price Statement, the Surviving Corporation shall provide the Shareholder Representatives prompt and reasonable access to the Surviving Corporation’s auditors and accounting and other personnel to the books and records and any other documents or information reasonably requested by the Shareholder Representatives in order to allow the Shareholder Representatives to verify the accuracy of the computation set forth in the Purchase Price Statement.

(b)
If the Shareholder Representatives disagree with the calculation of any of the items set forth in the Purchase Price Statement, the Shareholder Representatives shall notify the Surviving Corporation in writing of such disagreement (an “Objection Notice”) within 10 days after receipt of the Purchase Price Statement by the Shareholder Representatives. Any Objection Notice shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) specify the line item or items in the Purchase Price Statement with which the Shareholder Representatives disagree and the amount of each such line item or items as calculated by the Shareholder Representatives. The Shareholder Representatives shall be deemed to have agreed with all items and amounts included in the Purchase Price Statement except such items that are specifically disputed in the Objection Notice. If the Shareholder Representatives fail to deliver an Objection Notice to the Surviving Corporation within 10 days after receipt of the Purchase Price Statement by the Shareholder Representatives, the Purchase Price Statement shall be deemed final and binding on the Comamtech Shareholders and the DecisionPoint Shareholders.

(c)
If the Shareholder Representatives deliver an Objection Notice to the Purchase Price Statement within 10 days following the receipt of such statement, then the Shareholder Representatives and the Surviving Corporation shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within ten days after delivery of an Objection Notice, the

- B10-

issues remaining in dispute shall be submitted to a neutral auditor selected by the Shareholder Representatives and Board of Directors of the Surviving Corporation (the “Neutral Auditor”), each acting reasonably.  Within 5 days of selecting the Neutral Auditor, the Shareholder Representatives shall furnish or cause to be furnished to the Neutral Auditor such work papers and other documents and information relating to the disputed issues as they may deem necessary or appropriate or as the Neutral Auditor may request and that are available to that party or its agents. Further, the Shareholder Representatives shall be afforded the opportunity to present to the Neutral Auditor any material relating to the disputed issues and to discuss the issues with the Neutral Auditor, provided, however, that no party shall have any discussions with the Neutral Auditor without first providing the other parties with notice of such discussions and a reasonable opportunity to attend, observe or otherwise participate in such discussions. The Neutral Auditor will deliver to the Shareholder Representatives, as promptly as practicable and in any event within 21 days after its appointment, a written determination (which determination shall include a worksheet setting forth all material calculations used in arriving at such determination and shall be based solely on information provided to the Neutral Auditor by the Shareholder Representatives of the disputed items. In resolving any disputed item, the Neutral Auditor: (i) shall be bound by the principles set forth in this Section and (ii) shall limit its review to the line items and items specifically set forth in and properly raised in an Objection Notice. The Neutral Auditor’s determination shall be final and binding on the Comamtech Shareholders and the DecisionPoint Shareholders.

(d)
Upon the agreement of the Shareholder Representatives or the decision of the Neutral Auditor, or if the Shareholder Representatives fail to deliver an Objection Notice within the 10 day period provided in this section, the Purchase Price Statement, as adjusted (if necessary), including the final (as adjusted pursuant hereto) shareholders’ equity balance (the “Final Shareholders’ Equity Balance”) shall constitute the final shareholders’ equity balance for all purposes hereunder.

(e)
If the Final Shareholders’ Equity Balance exceeds $7,633,000, then the shareholders of Comamtech at the Record Date shall be entitled to receive on a pro rata basis, to be issued as additional consideration, shares equal to the Additional Comamtech Shares on Schedule 5 according to the Final Shareholders’ Equity Balance.

(f)
If the Final Shareholders’ Equity Balance is less than $7,233,000, then the shareholders of DecisionPoint at the Record Date shall be entitled to receive on a pro rata basis, to be issued as additional consideration, shares equal to the Additional DecisionPoint Shares on Schedule 5 according to the Final Shareholders’ Equity Balance.

- B11-

(g)	The Additional Comamtech Shares or Additional DecisionPoint Shares, if any, shall be distributed in accordance with the foregoing on or before October 31, 2011.

(h)
It is agreed that any costs related to the audit shall not be accrued as liabilities in the Opening Balance Sheet Audit or in the Final Shareholders’ Equity Balance. The Shareholder Representatives may consult with such professional advisors as they may deem reasonably necessary in order to verify the accuracy or computations set forth herein at the expense of the Surviving Corporation, it being understood that such professional advisory expenses shall in no event exceed $10,000.

3.11                      Continuance

Comamtech shall apply, at any time from the date of the Comamtech Meeting, to the Director under the OBCA for a letter of satisfaction for the Continuance of Comamtech out of the laws of Ontario and, upon receipt of the letter of satisfaction, file a certificate of corporate domestication and a certificate of incorporation with the Secretary of State of the State of Delaware.

ARTICLE 4
OTHER MATTERS

4.1                      Surrender of Shares

(a)
Upon surrender to the Depositary for cancellation of a certificate that immediately before the Effective Time represented one or more outstanding DecisionPoint Shares or DecisionPoint Preferred Shares, as applicable, together with such other documents and instruments as the Depositary may require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time, the applicable consideration such former holder is entitled pursuant to Section 3.4(a) or 3.4(b), as applicable (less any amounts withheld pursuant to 4.4 hereof).

(b)
After the Effective Time and until surrendered for cancellation as contemplated by Section 4.1(a) hereof, each certificate that immediately prior to the Effective Time represented one or more Shares shall be deemed at all times to represent only the right to receive in exchange therefor (i) the consideration that the holder of such certificate is entitled to receive in accordance with Section 3.4(a) or 3.4(b), as applicable (less any amounts withheld pursuant to 4.4 hereof).

4.2                      Lost Certificates

In the event any certificate that immediately prior to the Effective Time represented one or more outstanding DecisionPoint Shares or DecisionPoint Preferred Shares that were exchanged for the consideration in accordance with Section 3.4(a) or 3.4(b), as applicable (less any amounts withheld pursuant to 4.4 hereof), shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the

- B12-

Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the consideration in accordance with Section 3.4(a) or 3.4(b), as applicable (less any amounts withheld pursuant to 4.4 hereof). When authorizing such delivery of the consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom the consideration is to be delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to Comamtech and the Depositary in such amount as Comamtech and the Depositary may direct, or otherwise indemnify Comamtech, the Amalgamated Corporation and the Depositary in a manner satisfactory to Comamtech, the Amalgamated Corporation and the Depositary, against any claim that may be made against Comamtech, the Amalgamated Corporation and the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the OBCA and the articles of Comamtech and the Amalgamated Corporation.

4.3                      No Entitlement to Interest

Holders of DecisionPoint Shares and/or DecisionPoint Preferred Shares shall not be entitled to any interest, dividend, premium or other payment or distribution on or with respect to such shares other than the consideration that they are entitled to receive pursuant to this Plan of Arrangement.

4.4                      Withholding Rights

Comamtech, DecisionPoint, the Amalgamated Corporation and the Depositary shall be entitled to deduct and withhold such amounts as Comamtech, DecisionPoint, the Amalgamated Corporation or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the former holder of DecisionPoint Shares or DecisionPoint Preferred Shares, as applicable, in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

To the extent that the amount required to be deducted or withheld from any payment to any former holder of DecisionPoint Shares or DecisionPoint Preferred Shares, as applicable, exceeds the cash component, if any, of the consideration otherwise payable to such holder, Comamtech, DecisionPoint, the Amalgamated Corporation or the Depositary, as applicable, may sell or otherwise dispose of such portion of the consideration otherwise payable to such holder in the form of Comamtech Shares and/or Comamtech Convertible Preferred Shares, as applicable, as is necessary to provide sufficient funds to enable Comamtech, DecisionPoint, the Amalgamated Corporation or the Depositary, as applicable, to comply with such deduction and/or withholding requirements and Comamtech, DecisionPoint, the Amalgamated Corporation or the Depositary, as applicable, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

- B13-

ARTICLE 5
AMENDMENTS

5.1                      Amendments to Plan of Arrangement

(a)
MergerCo, Comamtech and DecisionPoint reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) agreed to in writing by Comamtech, MergerCo and the DecisionPoint, and (iii) filed with the Court and, if made following the DecisionPoint Meeting, approved by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Comamtech at any time prior to the DecisionPoint Meeting provided that DecisionPoint shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Comamtech Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the DecisionPoint Meeting shall be effective only if: (i) it is consented to in writing by each of Comamtech, MergerCo and the DecisionPoint; and (ii) if required by the Court, it is consented to by holders of the shares voting in the manner directed by the Court.

(d)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

(e)
MergerCo, Comamtech and DecisionPoint may amend, modify or supplement this Plan of Arrangement unilaterally following the Comamtech Meeting without the approval of the Comamtech Shareholders provided that each amendment, modification or supplement (i) must be set out in writing, (ii) concern a matter which, in the reasonable opinion of DecisionPoint, MergerCo and Comamtech, in each case, acting reasonably, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement, (iii) is not adverse to the financial or economic interests of Comamtech Shareholders.

(f)
Each of MergerCo and Comamtech reserves the right to amend or modify the provisions of Sections 3.3, 3.4(d), 3.4(f), 3.4(g), 3.4(h), 3.4(k), 3.5 and 3.6 of this Plan of Arrangement in their sole discretion without the approval of the Comamtech Shareholders; provided that the amendments are approved by DecisionPoint.

- B14-

ARTICLE 6
EXTINCTION OF RIGHTS

6.1                        Extinction of Rights

Any certificate which immediately prior to the Effective Time represented DecisionPoint Shares or DecisionPoint Preferred Shares shall cease to represent a claim or an interest of any kind or nature whatsoever if it is not deposited with all other instruments required by Article 4 with the Depository within six years of the Effective Date.  On the sixth anniversary of the Effective Date, the right to receive any payment for the DecisionPoint Shares or DecisionPoint Preferred Shares evidenced by such certificate shall be deemed to have been surrendered as at the Effective Date and, subject to applicable law, the applicable consideration for such shares which is payable pursuant to this Plan of Arrangement shall be returned to Comamtech.

Immediately after the Effective Time, the following shall cease to be a claim against, or interest of any kind or nature whatsoever in, MergerCo, the Amalgamated Corporation or DecisionPoint, as applicable, or any of their respective successors or assigns:

(a)	all common shares of MergerCo;

(b)	all common shares of the Amalgamated Corporation, other than the common shares of the Amalgamated Corporation to be issued to Comamtech pursuant to Section 3.4(j) hereof;

(c)
all DecisionPoint Shares, other than the DecisionPoint Shares shown at the Record Date on the register maintained by on or behalf of DecisionPoint whose sole claim shall be for the payment for the DecisionPoint Shares as provided in this Plan of Arrangement; and

(d)
all DecisionPoint Preferred Shares, other than the DecisionPoint Preferred Shares shown at the Record Date on the register maintained by on or behalf of DecisionPoint whose sole claim shall be for the payment for the DecisionPoint Preferred Shares as provided in this Plan of Arrangement.

None of DecisionPoint, MergerCo, the Amalgamated Corporation, Comamtech or the Depository (or any of their respective successors or assigns) or their respective officers and directors shall be liable to any Person in respect of any cash or property delivered to a public official pursuant to any abandoned property, escheat or similar law.

ARTICLE 7
FURTHER ASSURANCES

7.1                      Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence nay of the transactions or events set out herein.

- B15-

SCHEDULE “1”
COMAMTECH SHARE PROVISIONS

a.            - AUTHORIZED CAPITAL

(2)           The authorized capital of the Corporation shall be increased by creating an unlimited number of cumulative convertible preferred shares (the “Preferred Shares”), issuable in series.

(3)           500,000 series A cumulative convertible preferred shares (the “Series A Preferred Shares”) shall be designated as the first series of the Preferred Shares.

(4)           After giving effect to the foregoing, the Corporation is authorized to issue:

(a)	an unlimited number of Preferred Shares, issuable in series;

(b)	362,500 Series A Preferred Shares; and

(c)	an unlimited number of common shares (the “Common Shares”).

(5)           The rights, privileges and conditions attaching to the Preferred Shares and the Common Shares and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, attaching to the Series A Preferred Shares are as set out in this Schedule “1” (collectively, the “Share Provisions”).

a.            - INTERPRETATION

(6)           Definitions

“Act” means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced (and, in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions.

“Alternate Consideration” shall have the meaning set forth in Section 1.1(6).

“Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of Preferred Shares held by the applicable Holder.

“Business Day” means any day except Saturday, Sunday, any day which shall be a legal holiday in Toronto, Ontario or any day on which banking institutions in Toronto, Ontario are authorized or required by law or other governmental action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

“Certificate of Arrangement” means the certificate of arrangement of the Corporation (of which these Share Provisions are a part).

 “Common Shareholder” means a person recorded in the securities register of the Corporation for the Common Shares as being the registered holder of one or more Common Shares.

- B16-

“Common Shares” shall have the meaning set forth in Section 7.1(4) and Shares of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 1.1(1).

“Corporation” means Comamtech Inc., which is concurrently changing its corporate name to “DecisionPoint Systems Inc.”.

“Conversion Ratio” shall have the meaning set forth in Section 1.1(2).

“Conversion Shares” means, collectively, the shares of Common Shares issuable upon conversion of Preferred Shares in accordance with the terms hereof.

“Court” means the Ontario Superior Court of Justice.

“DecisionPoint” means DecisionPoint Systems, Inc., a body corporate formed under the laws of the State of Delaware that is concurrently amalgamating with 2259736 Ontario Inc. to form DecisionPoint Systems International Inc., a corporation subject to the Act.

“Directors” or “Board of Directors” means the board of directors of the Corporation.

“Effective Date” means the date that the Certificate of Arrangement is effective.

“Fundamental Transaction” shall have the meaning set forth in Section 1.1(6).

“Holder” shall mean the owner of the Preferred Shares.

“Liquidation” shall have the meaning set forth in Section 7.1(18).

“Liquidation Distribution” means a distribution of assets of the Corporation among its shareholders arising on the Liquidation of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Notice of Conversion” shall have the meaning set forth in Section 1.1(1).

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.

“Series A Preferred Shareholder” means a person recorded in the securities register of the Corporation for the Series 1 Preferred Shares as being the registered holder of one or more Series 1 Preferred Shares.

“Series A Preferred Shares” has the meaning set forth in Section 7.1(2).

“Share Delivery Date” shall have the meaning set forth in Section 1.1(1)(a).

“Share Provisions” has the meaning set forth in Section 1.4.

- B17-

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question.

(7)           Gender, Etc.

Words importing only the singular number include the plural and vice versa, and words importing any gender include all genders.

(8)           Currency

Unless otherwise explicitly set forth herein, all references herein to “dollars” or  “$” shall refer to the lawful currency of the United States, and all amounts payable hereunder to the holders of Series A Preferred Shares shall be payable in lawful currency of the United States.

(9)           Headings

The division of these Share Provisions into sections, paragraphs, subparagraphs or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(10)           Governing Statute

These Share Provisions shall be governed by and are subject to the applicable provisions of the Act and all other laws binding upon the Corporation and, except as otherwise expressly provided herein, all terms used herein which are defined in the Act shall have the meanings respectively ascribed thereto in the Act.

a.            - PREFERRED SHARES

(11)           Issuable in Series

The Preferred Shares may be issued from time to time in one or more series comprised of such number of shares and with such preferred, deferred or other special rights, privileges, restrictions and conditions attached thereto as shall be fixed hereby or from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors of the Corporation and confirmed and declared by articles of amendment including, without limiting the generality of the foregoing:

(d)
the rate, amount or method of calculation of any dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue;

(e)	any right of redemption or right of purchase and the redemption or purchase prices and terms and conditions of any such rights;

(f)	any right of retraction vested in the holders of Preferred Shares of such series and the prices, terms and conditions of any such rights;

(g)	any rights upon Liquidation of the Corporation;

(h)	any voting rights; and

- B18-

(i)	any other provisions attaching to any such series of Preferred Shares.

(12)           No Class Priority

No rights, privileges, restrictions or conditions attached to any series of Preferred Shares shall confer upon the shares of such series a priority in respect of dividends, distribution of assets or return of capital in the event of the Liquidation of the Corporation over the shares of any other series of Preferred Shares.

(13)           Ranking as to Dividends and Return of Capital

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of Liquidation of the Corporation, whether voluntary or involuntary, be entitled to a preference and priority over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares in such liquidation, dissolution or winding-up.

(14)           Voting

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preferred Shares in accordance with the conditions attaching to each series of Preferred Shares, the Holders of a series of Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting (except where holders of a specified class or series of shares are entitled to vote separately as a class as provided in the Act).

(15)           Limited Notice Rights

Notwithstanding the aforesaid restrictions, conditions or prohibitions on the right to vote, the Holders of a series of Preferred Shares are entitled to notice of (but not the right to vote at) meetings of shareholders called for the purpose of authorizing the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation pursuant to the Act.

a.            - SERIES A PREFERRED SHARES

(16)           Dividends

The Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of any funds and assets of the Corporation legally available, dividends at an annual rate of $0.32 on each Series A Preferred Share. Dividends shall be cumulative and shall accrue on each share of the outstanding Series A Preferred Share from the date of its issue by DecisionPoint (or if such shares are issued after the Effective Date, the issue by the Corporation).

(17)           Voting Rights

Except as otherwise provided herein or as otherwise required by law, the Series A Preferred Shares shall have no voting rights. However, as long as any shares of Series A Preferred Shares are outstanding, the Corporation shall not, without the approval by special resolution of the Holders of the Series A Preferred Shares voting as a separate series, (a) alter or change adversely the rights, privileges,  restrictions and conditions given to the Series A Preferred Shares, (b) amend its articles in any manner that adversely affects any rights, privileges, restrictions and conditions of the Series A Preferred Shares, (c) increase the number of authorized shares of Series A Preferred Shares, or (d) enter into any agreement with respect to any of the foregoing.

- B19-

(18)           Liquidation

Upon any liquidation, dissolution or winding-up of the Corporation (a “Liquidation”), the Holders of the Series A Preferred Shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each Series A Preferred Shares an amount equal to $4.00 per share plus any accrued and unpaid dividends thereon before any distribution or payment shall be made to the holders of any Common Shares or hereinafter issued preferred shares of any other class or series.  Upon any Liquidation, and after full payment as provided in this Section 7.1(18), the remaining assets of the Corporation shall be available to be distributed to all holders of the Common Shares and other shares of the Corporation.

(19)           Conversion

(1)           Conversions at Option of Holder.  Subject to the provisions of this Section 7.1(19), each Series A Preferred Share shall be convertible, at any time and from time to time from and after the Effective Date, at the option of the Holder thereof.  Holders shall effect conversions by providing the Corporation with the form of conversion notice provided by the Corporation (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of Series A Preferred Shares to be converted, the number of Series A Preferred Shares owned prior to the conversion at issue, the number of Series A Preferred Shares owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions of Series A Preferred Shares, a Holder shall not be required to surrender the certificate(s) representing such Series A Preferred Shares to the Corporation unless all of the Series A Preferred Shares represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Shares promptly following the Conversion Date at issue.   Series A Preferred Shares converted into Common Shares or redeemed in accordance with the terms hereof shall be cancelled and shall not be reissued.

(2)           Conversion Ratio.  The conversion ratio for the Series A Preferred Shares shall be 1 Common Share for 1 Series A Preferred Share (the “Conversion Ratio”).

- B20-

(3)           Beneficial Ownership Limitation. The Corporation shall not effect any conversion of Series A Preferred Shares, and a Holder shall not have the right to convert any portion of the Series A Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its affiliates shall include the number of Common Shares issuable upon conversion of the Series A Preferred Shares with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Shares beneficially owned by such Holder or any of its affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation  subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1.1(3), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 1.1(3) applies, the determination of whether the Series A Preferred Shares are convertible (in relation to other securities owned by such Holder together with any affiliates) and of how many Series A Preferred Shares are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the Series A Preferred Shares may be converted (in relation to other securities owned by such Holder together with any affiliates) and how many Series A Preferred Shares are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time he or she delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 4.4(3) and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  For purposes of this Section 1.1(3), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation’s transfer agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two (2) Trading Days confirm orally and in writing to such Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Shares, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Shares was reported.  A Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation applicable to his or her Series A Preferred Shares.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporations and shall only apply to such Holder and no other Holder.    The provisions of this Section 1.1(3) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.1(3) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 1.1(3) shall apply to a successor holder of Series A Preferred Shares.

(4)           Mechanics of Conversion.

(a)
Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates which, on or after the Effective Date, shall contain appropriate restrictive legends and trading restrictions

- B21-

representing the number of Conversion Shares being acquired upon the conversion of Series A Preferred Shares.  On or after the Conversion Date, the Corporation shall, upon request of such Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 7.1(19) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Share certificates delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Share certificates representing the Series A Preferred Shares unsuccessfully tendered for conversion to the Corporation.

(b)
Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of the Series A Preferred Shares and payment of dividends on the Series A Preferred Shares, each as herein provided, free from pre-emptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Shares, not less than such aggregate number of Common Shares as shall be issuable (taking into account the adjustments of Section 7.1(20)) upon the conversion of all outstanding Series A Preferred Shares.  The Corporation covenants that all shares of Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(c)
Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Shares.  As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(d)
Transfer Taxes.  The issuance of certificates for shares of the Common Shares on conversion of Series A Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such Series A Preferred Shares and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(20)           Certain Adjustments

(5)           Stock Dividends and Shares Splits.  If the Corporation, at any time while any Series A Preferred Shares are outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares on the Common Shares or any other Common Shares Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Corporation upon conversion of,

- B22-

or payment of a dividend on, Series A Preferred Shares); (B) subdivides outstanding Common Shares into a larger number of shares; (C) combines (including by way of a reverse share split or share consolidation) outstanding Common Shares into a smaller number of shares; or (D) issues, in the event of a reclassification of Common Shares, any shares of any class or series in the capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any unissued shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of Common Shares, or in the event that Section 1.1(5)(D) shall apply reclassified shares of any class or series in the capital stock of the Corporation, outstanding immediately after such event.  Any adjustment made pursuant to this Section 1.1(5) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(6)           Fundamental Transaction. If, at any time while any Series A Preferred Shares are outstanding, (A) the Corporation effects any amalgamation or arrangement of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of Series A Preferred Shares, each Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as such Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if such Holder had been, immediately prior to such Fundamental Transaction, the holder of one Common Share (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Shares in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration he or she receives upon any conversion of Series A Preferred Shares following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file articles of amendment (or comparable constating document) with the same terms and conditions and issue to the Holders new preferred shares consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred shares into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 1.1(6) and ensuring that Series A Preferred Shares (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(7)           Calculations.  All calculations under this Section 7.1(20) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7.1(20), the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding any unissued shares of the Corporation) issued and outstanding.

(8)           Notice to the Holders.

(e)           Adjustment to Conversion Price.  Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7.1(20), the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f)
 Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Corporation shall authorize the granting to all holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or series in the capital stock of the Corporation or of any rights, privileges, restrictions and conditions (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Shares, any amalgamation or arrangement to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary Liquidation of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Shares, and shall cause to be delivered to each Holder at such Holder’s last address as it shall appear upon the securities register of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, amalgamation, arrangement, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, amalgamation, arrangement, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert Series A Preferred Shares (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

- B23-

(21)           Miscellaneous

(9)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, Attention: Chief Financial Officer or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 1.1(9).  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally or sent by a nationally recognized overnight courier service addressed to each Holder at the address of such Holder appearing on the books of the Corporation, or if no such address appears on the books of the Corporation, at the principal place of business of the Holders.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of the Business Day following the date of mailing, if sent by nationally

- B24-

recognized overnight courier service, or upon actual receipt by the party to whom such notice is required to be given.

(10)           Absolute Obligation. Except as expressly provided herein, no provision of the Share Provisions shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the Series A Preferred Shares at the time, place, and rate, and in the coin or currency, herein prescribed.

(11)           Lost or Mutilated Preferred Shares Certificate.  If a Holder’s Series A Preferred Share certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the Series A Preferred Shares so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(12)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of these Share Provisions shall be governed by and construed and enforced in accordance with the internal laws of the Province of Ontario, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation and enforcement of these Share Provisions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the Court.

(13)           Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of these Share Provisions shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of these Share Provisions or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of these Share Provisions on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of these Share Provisions.  Any waiver by the Corporation or a Holder must be in writing.

(14)           Severability.  If any provision of these Share Provisions are invalid, illegal or unenforceable, the balance of these Share Provisions shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(15)           Status of Converted Series A Preferred Shares.  If any Series A Preferred Shares shall be converted or reacquired by the Corporation, such Series A Preferred Shares shall be cancelled and shall not be restored to the status of authorized but unissued Series A Preferred Shares.

a.            - COMMON SHARES

(22)           Dividends

Subject to the prior rights of the Holders of Preferred Shares and to any other class of shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the Common Shareholders shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the Board of Directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

- B25-

(23)           Liquidation

In the event of any Liquidation Distribution, the Common Shareholders shall, subject to the prior rights of the Holders of the Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in a Liquidation Distribution, be entitled to receive the remaining property and assets of the Corporation.

(24)           Voting

The Common Shareholders shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series) and shall have one vote for each Common Share held at all such meetings.

- B26-

SCHEDULE “2”

AUTHORIZED SHARE CAPITAL OF THE AMALGAMATED CORPORATION

- B27-

EXHIBIT “B”

CERTIFIED COPY OF THE COURT ORDER

SUMMARY OF CHANGES MADE BY THE ARRANGEMENT

The Arrangement Agreement provides for, among other things, the amalgamation pursuant to subsection 182(1)(d) of the Business Corporations Act (Ontario) of the following corporations:

2259736 Ontario Inc.,
a corporation incorporated under the laws of Ontario, Canada
Ontario Corporation Number: 2259736

and

DecisionPoint Systems, Inc.,

a body corporate incorporated under the laws of the State of Delaware

The corporation (the “Corporation”) resulting from the amalgamation is:

DecisionPoint Systems International Inc., a corporation subject to the laws of Ontario, Canada

The authorized capital of the Corporation shall consist of an unlimited number of common shares (the “Common Shares”).  The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(25)           1.           Dividends

The holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the board of directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

(26)           2.           Liquidation

In the event of any distribution of the assets of the Corporation among its shareholders on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

(27)           3.           Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (except for

- B28-

meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series) and shall have one vote for each Common Share held at all such meetings.

- B29-

SCHEDULE “3”

- B30-

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT
OF THE BUSINESS AND AFFAIRS OF
2259736 ONTARIO INC.,
A CORPORATION SUBJECT TO THE
BUSINESS CORPORATIONS ACT (ONTARIO)

- B31-

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT
OF THE BUSINESS AND AFFAIRS OF
2259736 ONTARIO INC.,
A CORPORATION SUBJECT TO THE
BUSINESS CORPORATIONS ACT (ONTARIO)

a.            – INTERPRETATION

(28)           Definitions

In the By-laws of the Corporation, unless the context otherwise requires:

(29)           “Act” means the Business Corporations Act, R.S.O. 1990, c. B.16, or any statute that may be substituted for it, as from time to time amended.

(30)           “Board” means the board of directors of the Corporation.

(31)           “By-laws” means these by-laws and all other by-laws of the Corporation from time to time in force and effect.

(32)           “Corporation” means 2259736 Ontario Inc.

(33)           “Defaulting Shareholder” means a shareholder of the Corporation who defaults in the payment of any Shareholder Debt when the same becomes due and payable.

(34)           “Director” means a member of the Board.

(35)           “Liened Shares” means the whole or any part of the shares registered in the name of a Defaulting Shareholder.

(36)           “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act, 2006 (Ontario) as from time to time amended.

(37)           “Shareholder Debt” means any principal or interest due to the Corporation in respect of any indebtedness owing by the holder of any class or series of shares in the Corporation, including an amount unpaid in respect of a share issued by a body corporate on the date it was continued under the Act.

(38)           “Unanimous Shareholder Agreement” means a lawful written agreement among all of the shareholders of the Corporation or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the registered holder of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the Board to manage or supervise the management of the business and affairs of the Corporation, as from time to time amended.

(39)           Other Definitions

Other than as specified above, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words

- B32-

importing gender include the masculine, feminine and neuter genders; and “including” means including, without limitation.

a.            – GENERAL BUSINESS

1.2           Corporate Seal

The Corporation may but need not have a corporate seal and, if one is adopted, it may be changed from time to time by resolution of the Board.

(40)           Financial Year

The Board may, by resolution, fix the financial year end of the Corporation and may from time to time, by resolution, change the financial year end of the Corporation.

(41)           Execution of Instruments

(1)           Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any Director or officer of the Corporation.

(2)           In addition, the Board may from time to time authorize any other person or persons to sign any particular instruments.

(3)           Any signing officer may affix the corporate seal to any instrument requiring the same.

a.            – DIRECTORS AND BOARD MEETINGS

(42)           Election of Directors

The election of Directors shall be by resolution or, if demanded by a shareholder or a proxyholder, by ballot.

(43)           Place of Meetings

Board meetings may be held at the registered office of the Corporation or at any other place within or outside Ontario. In any financial year of the Corporation, a majority of the Board meetings need not be held in Canada.

1.3           Calling of Meetings

Board meetings shall be held from time to time at such time and at such place as the Board, the chair of the Board, the managing director, the president or any two Directors may determine.

1.4           Notice of Meeting

Notice of the time and place of each Board meeting shall be sent to each Director:

(g)	not less than seven days before the time when the meeting is to be held if the notice is mailed; or

- B33-

(h)	not less than 48 hours before the time the meeting is to be held if the notice is given personally, is delivered or is communicated by telephone or electronic means.

1.5           First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

1.6           Chair and Secretary

The chair of any Board meeting shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: chair of the Board; managing director; or president.  If no such officer is present, the Directors present shall choose one of their number to be chair.  The secretary of the Corporation shall act as secretary of any Board meeting, and, if the secretary of the Corporation is absent, the chair of the meeting shall appoint a person who need not be a Director to act as secretary of the meeting.

(44)           Quorum

Subject to any Unanimous Shareholder Agreement, a majority of the Directors constitutes a quorum at a Board meeting.

1.7           Votes to Govern

Subject to any Unanimous Shareholder Agreement, at all Board meetings, every question shall be decided by a majority of the votes cast on the question.

(45)           Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at a Board meeting, the chair of the meeting shall not be entitled to a second or casting vote.

a.            – OFFICERS

1.8           Appointment

Subject to any Unanimous Shareholder Agreement, the Board may from time to time designate the offices of the Corporation and from time to time appoint a chair of the Board, managing director, president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed.  One person may hold more than one office.  The Board may specify the duties of and, in accordance with these By-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  Except for the chair of the Board and the managing director, an officer may but need not be a Director.

- B34-

1.9           Chair of the Board

The Board may from time to time appoint a chair of the Board who shall be a Director.  If appointed, the Board may assign to the chair of the Board any of the powers and duties that are by any provisions of these By-laws assigned to the president.  The chair shall have such other powers and duties as the Board may specify.

1.10           President

If appointed, in the absence of a specific appointment of a chief executive officer, the president shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation.  The president shall have such other powers and duties as the Board may specify.

1.11           Secretary

Unless otherwise determined by the Board, the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board that he or she attends.  The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not he or she attends such meetings.  The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board.  The secretary shall be the custodian of the seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose.  The secretary shall have such other powers and duties as otherwise may be specified.

1.12           Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the Board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation.  The treasurer shall have such other powers and duties as otherwise may be specified.

1.13           Powers and Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify.  The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act and any Unanimous Shareholder Agreement, vary, add to or limit the powers and duties of any officer.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

- B35-

B.            – PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

1.14           Limitation of Liability

Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto.  Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

1.15           Indemnity

(1)           The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer or a person who acts or acted at the Corporation’s request or another individual who acts or acted at the Corporation’s request as a Director or officer (or an individual acting in similar capacity) of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2)           The Corporation shall advance moneys to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 1.15(1).  The individual shall repay the moneys if he or she does not fulfil the conditions of Section 1.15(1).

(3)           The Corporation shall not indemnify an individual under Sections 1.15(1) or (2) unless he or she:

(i)
acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer in a similar capacity at the Corporation’s request; and

(j)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(4)           The Corporation shall also indemnify the individual referred to in Section 1.15(1) in such other circumstances as the Act or law permits or requires.  Nothing in these By-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these By-laws.

- B36-

1.16           Insurance

Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 1.15(1) as the Board may from time to time determine.

c.            – SECURITIES

1.17           Options or Rights

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, except that no share shall be issued until it is fully paid as provided by the Act.

(46)           Registration of Transfers

Subject to the Securities Transfer Act, 2006 (Ontario), no transfer of a share shall be registered in a securities register except on presentation of the certificate, if any issued by the Corporation, representing the share with an endorsement which complies with the Securities Transfer Act, 2006 (Ontario) made on or delivered with it duly executed by an appropriate person as provided by the Securities Transfer Act, 2006 (Ontario) together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, on payment of all applicable taxes and any reasonable fees prescribed by the Board, on compliance with the restrictions on issue, transfer or ownership authorized by the Articles or any Unanimous Shareholder Agreement and on satisfaction of any lien referred to in Section 1.19(1).

1.18           Security Certificates

(1)           Subject to Section 1.18(1), every holder of one or more securities of the Corporation shall be entitled, at his or her option, to a security certificate, stating the number and class or series of securities held by him or her as shown in the securities register.  Such certificates shall be in such form as the Board may from time to time approve and need not be under the corporate seal.  Unless otherwise ordered by the Board, any such certificate shall be signed manually by at least one of the Directors or officers of the Corporation.

(2)           Unless otherwise provided in the Articles, the Board may provide by resolution that any or all classes and series of shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

1.19           Lien for Indebtedness

(1)           Except with respect to any class or series of shares listed and posted for trading on any stock exchange in or outside Canada, the Corporation shall have a lien on shares registered in the name of a Defaulting Shareholder for any Shareholder Debt.

- B37-

(2)           If any Defaulting Shareholder defaults in the payment due in respect of any Shareholder Debt when the same becomes due and payable and continues in default for a period of 15 days after the Corporation has given notice in writing of such default to the Defaulting Shareholder:

(k)	the Corporation may sell all or any part of the Liened Shares at a bona fide public or private sale or auction;

(l)	the terms and manner of the auction or sale shall be in the sole discretion of the Corporation;

(m)
the Corporation may accept any offer that it in its absolute discretion considers advisable upon such terms, whether for cash or credit or partly cash and partly credit, as it in its discretion considers advisable;

(n)	notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is held;

(o)	the proceeds of such sale shall be used and applied in descending order as follows:

first, to the cost and expense of such sale incurred by the Corporation, including legal fees, disbursements and charges;

second, to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale;

third, for the payment in full of the Shareholder Debt and all other sums due to the Corporation by the Defaulting Shareholder; and

the balance, if any, to the Defaulting Shareholder;

(p)	if the proceeds of the sale are insufficient to pay the Shareholder Debt, the Defaulting Shareholder shall remain liable for any such deficiency;

(q)	the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Liened Shares in repayment of the Shareholder Debt;

(r)
where the Liened Shares are redeemable pursuant to the Articles or may be repurchased at a price determined pursuant to the terms of any Unanimous Shareholder Agreement, the Corporation may redeem or repurchase all or any part of the Liened Shares and apply the redemption or repurchase price to the Shareholder Debt; and

(s)	the Corporation may refuse to register a transfer of all or part of the Liened Shares until the Shareholder Debt is paid.

(3)           In exercising one or more of the rights granted in Section 1.19(2), the Corporation shall not thereby prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Shareholder Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

- B38-

A.            – MEETINGS OF SHAREHOLDERS

1.20           Chair and Secretary

The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the Board; managing director; president; or a vice-president who is a shareholder.  If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair.  If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

1.21           Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, By-laws or Unanimous Shareholder Agreement to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

1.22           Quorum

Subject to any Unanimous Shareholder Agreement, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if, in the case of an offering corporation, two or more holders of shares carrying not less in aggregate than 10% of the votes entitled to be voted at the meeting are present in person or represented by proxy and, in the case of any other corporation, the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.  A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.  If a quorum is not present at the time appointed for the meeting or within a reasonable time after that the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

1.23           Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles, By-laws, any Unanimous Shareholder Agreement or by law, be determined by a majority of the votes cast on the question.

(47)           Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chair of the meeting shall not be entitled to a second or casting vote.

- B39-

1.24           Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot is required or demanded as provided.  On a show of hands, every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands has been taken on a question, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote on the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders on the question.

1.25           Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken on it, the chair may require a ballot or any person who is present and entitled to vote on the question at the meeting may demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chair shall direct.  A requirement or demand for a ballot may be withdrawn at any time before the ballot is taken.  If a ballot is taken, each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders on the question.

1.26           Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

a.            – EFFECTIVE DATE

1.27           Effective Date

These By-laws shall come into force when made by the Board in accordance with the Act.

(48)           Paramountcy

In the event of any conflict between any provision of these By-laws and any provision of any Unanimous Shareholder Agreement, the provision of the Unanimous Shareholder Agreement shall prevail to the extent of the conflict, and the Directors and the shareholders shall amend these By-laws accordingly.

MADE by the Board the ______________________         day of ____________________     , 20_________ .

- B40-

__________________________________
Nicholas R. Toms, President
__________________________________
Donald W. Rowley, Secretary

- B41-

SCHEDULE “4”

- B42-

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT
OF THE BUSINESS AND AFFAIRS OF
DECISIONPOINT SYSTEMS, INC.,
(FORMERLY COMAMTECH INC.)
A CORPORATION SUBJECT TO THE
BUSINESS CORPORATIONS ACT (ONTARIO)

- B43-

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT
OF THE BUSINESS AND AFFAIRS OF
COMAMTECH INC.,
A CORPORATION SUBJECT TO THE
BUSINESS CORPORATIONS ACT (ONTARIO)

a.            – INTERPRETATION

(49)           Definitions

In the By-laws of the Corporation, unless the context otherwise requires:

(1)           “Act” means the Business Corporations Act, R.S.O. 1990, c. B.16, or any statute that may be substituted for it, as from time to time amended.

(2)           “Board” means the board of directors of the Corporation.

(3)           “By-laws” means these by-laws and all other by-laws of the Corporation from time to time in force and effect.

(4)           “Corporation” means Comamtech Inc.

(5)           “Defaulting Shareholder” means a shareholder of the Corporation who defaults in the payment of any Shareholder Debt when the same becomes due and payable.

(6)           “Director” means a member of the Board.

(7)           “Liened Shares” means the whole or any part of the shares registered in the name of a Defaulting Shareholder.

(8)           “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act, 2006 (Ontario) as from time to time amended.

(9)           “Shareholder Debt” means any principal or interest due to the Corporation in respect of any indebtedness owing by the holder of any class or series of shares in the Corporation, including an amount unpaid in respect of a share issued by a body corporate on the date it was continued under the Act.

(10)           “Unanimous Shareholder Agreement” means a lawful written agreement among all of the shareholders of the Corporation or among all such shareholders and one or more persons who are not shareholders, or a written declaration of the registered holder of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the Board to manage or supervise the management of the business and affairs of the Corporation, as from time to time amended.

(50)           Other Definitions

Other than as specified above, words and expressions defined in the Act have the same meanings when used herein.  Words importing the singular number include the plural and vice versa;

- B44-

words importing gender include the masculine, feminine and neuter genders; and “including” means including, without limitation.

a.            – GENERAL BUSINESS

1.2           Corporate Seal

The Corporation may but need not have a corporate seal and, if one is adopted, it may be changed from time to time by resolution of the Board.

(51)           Financial Year

The Board may, by resolution, fix the financial year end of the Corporation and may from time to time, by resolution, change the financial year end of the Corporation.

(52)           Execution of Instruments

(11)           Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any Director or officer of the Corporation.

(12)           In addition, the Board may from time to time authorize any other person or persons to sign any particular instruments.

(13)           Any signing officer may affix the corporate seal to any instrument requiring the same.

a.            – DIRECTORS AND BOARD MEETINGS

(53)           Election of Directors

The election of Directors shall be by resolution or, if demanded by a shareholder or a proxyholder, by ballot.

(54)           Place of Meetings

Board meetings may be held at the registered office of the Corporation or at any other place within or outside Ontario.  In any financial year of the Corporation, a majority of the Board meetings need not be held in Canada.

1.3           Calling of Meetings

Board meetings shall be held from time to time at such time and at such place as the Board, the chair of the Board, the managing director, the president or any two Directors may determine.

1.4           Notice of Meeting

Notice of the time and place of each Board meeting shall be sent to each Director:

(a)	not less than seven days before the time when the meeting is to be held if the notice is mailed; or

- B45-

(b)	not less than 48 hours before the time the meeting is to be held if the notice is given personally, is delivered or is communicated by telephone or electronic means.

1.5           First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

1.6           Chair and Secretary

The chair of any Board meeting shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: chair of the Board; managing director; or president.  If no such officer is present, the Directors present shall choose one of their number to be chair.  The secretary of the Corporation shall act as secretary of any Board meeting, and, if the secretary of the Corporation is absent, the chair of the meeting shall appoint a person who need not be a Director to act as secretary of the meeting.

(55)           Quorum

Subject to any Unanimous Shareholder Agreement, a majority of the Directors constitutes a quorum at a Board meeting.

1.7           Votes to Govern

Subject to any Unanimous Shareholder Agreement, at all Board meetings, every question shall be decided by a majority of the votes cast on the question.

(56)           Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at a Board meeting, the chair of the meeting shall not be entitled to a second or casting vote.

a.            – OFFICERS

1.8           Appointment

Subject to any Unanimous Shareholder Agreement, the Board may from time to time designate the offices of the Corporation and from time to time appoint a chair of the Board, managing director, president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed.  One person may hold more than one office.  The Board may specify the duties of and, in accordance with these By-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  Except for the chair of the Board and the managing director, an officer may but need not be a Director.

- B46-

1.9           Chair of the Board

The Board may from time to time appoint a chair of the Board who shall be a Director.  If appointed, the Board may assign to the chair of the Board any of the powers and duties that are by any provisions of these By-laws assigned to the president.  The chair shall have such other powers and duties as the Board may specify.

1.10           President

If appointed, in the absence of a specific appointment of a chief executive officer, the president shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation.  The president shall have such other powers and duties as the Board may specify.

1.11           Secretary

Unless otherwise determined by the Board, the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board that he or she attends.  The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not he or she attends such meetings.  The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board.  The secretary shall be the custodian of the seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose.  The secretary shall have such other powers and duties as otherwise may be specified.

1.12           Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the Board whenever required an account of all his or her transactions as treasurer and of the financial position of the Corporation.  The treasurer shall have such other powers and duties as otherwise may be specified.

1.13           Powers and Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify.  The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act and any Unanimous Shareholder Agreement, vary, add to or limit the powers and duties of any officer.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

- B47-

B.            – PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

1.14           Limitation of Liability

Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto.  Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

1.15           Indemnity

(14)           The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer or a person who acts or acted at the Corporation’s request or another individual who acts or acted at the Corporation’s request as a Director or officer (or an individual acting in similar capacity) of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(15)           The Corporation shall advance moneys to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 1.15(1).  The individual shall repay the moneys if he or she does not fulfil the conditions of Section 1.15(1).

(16)           The Corporation shall not indemnify an individual under Sections 1.15(1) or (2) unless he or she:

(a)
acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(17)           The Corporation shall also indemnify the individual referred to in Section 1.15(1) in such other circumstances as the Act or law permits or requires.  Nothing in these By-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these By-laws.

- B48-

1.16           Insurance

Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 1.15(1) as the Board may from time to time determine.

c.            – SECURITIES

1.17           Options or Rights

Subject to the Act, the Articles and any Unanimous Shareholder Agreement, the Board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, except that no share shall be issued until it is fully paid as provided by the Act.

(57)           Registration of Transfers

Subject to the Securities Transfer Act, 2006 (Ontario), no transfer of a share shall be registered in a securities register except on presentation of the certificate, if any issued by the Corporation, representing the share with an endorsement which complies with the Securities Transfer Act, 2006 (Ontario) made on or delivered with it duly executed by an appropriate person as provided by the Securities Transfer Act, 2006 (Ontario) together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, on payment of all applicable taxes and any reasonable fees prescribed by the Board, on compliance with the restrictions on issue, transfer or ownership authorized by the Articles or any Unanimous Shareholder Agreement and on satisfaction of any lien referred to in Section 1.19(1).

1.18           Security Certificates

(18)           Subject to Section 1.18(1), every holder of one or more securities of the Corporation shall be entitled, at his or her option, to a security certificate, stating the number and class or series of securities held by him or her as shown in the securities register.  Such certificates shall be in such form as the Board may from time to time approve and need not be under the corporate seal.  Unless otherwise ordered by the Board, any such certificate shall be signed manually by at least one of the Directors or officers of the Corporation.

(19)           Unless otherwise provided in the Articles, the Board may provide by resolution that any or all classes and series of shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

1.19           Lien for Indebtedness

(20)           Except with respect to any class or series of shares listed and posted for trading on any stock exchange in or outside Canada, the Corporation shall have a lien on shares registered in the name of a Defaulting Shareholder for any Shareholder Debt.

- B49-

(21)           If any Defaulting Shareholder defaults in the payment due in respect of any Shareholder Debt when the same becomes due and payable and continues in default for a period of 15 days after the Corporation has given notice in writing of such default to the Defaulting Shareholder:

(a)	the Corporation may sell all or any part of the Liened Shares at a bona fide public or private sale or auction;

(b)	the terms and manner of the auction or sale shall be in the sole discretion of the Corporation;

(c)
the Corporation may accept any offer that it in its absolute discretion considers advisable upon such terms, whether for cash or credit or partly cash and partly credit, as it in its discretion considers advisable;

(d)	notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is held;

(e)	the proceeds of such sale shall be used and applied in descending order as follows:

first, to the cost and expense of such sale incurred by the Corporation, including legal fees, disbursements and charges;

second, to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale;

third, for the payment in full of the Shareholder Debt and all other sums due to the Corporation by the Defaulting Shareholder; and

the balance, if any, to the Defaulting Shareholder;

(f)	if the proceeds of the sale are insufficient to pay the Shareholder Debt, the Defaulting Shareholder shall remain liable for any such deficiency;

(g)	the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Liened Shares in repayment of the Shareholder Debt;

(h)
where the Liened Shares are redeemable pursuant to the Articles or may be repurchased at a price determined pursuant to the terms of any Unanimous Shareholder Agreement, the Corporation may redeem or repurchase all or any part of the Liened Shares and apply the redemption or repurchase price to the Shareholder Debt; and

(i)	the Corporation may refuse to register a transfer of all or part of the Liened Shares until the Shareholder Debt is paid.

(22)           In exercising one or more of the rights granted in Section 1.19(2), the Corporation shall not thereby prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Shareholder Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

- B50-

A.            – MEETINGS OF SHAREHOLDERS

1.20           Chair and Secretary

The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the Board; managing director; president; or a vice-president who is a shareholder.  If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair.  If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

1.21           Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, By-laws or Unanimous Shareholder Agreement to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

1.22           Quorum

Subject to any Unanimous Shareholder Agreement, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if, in the case of an offering corporation, two or more holders of shares carrying not less in aggregate than 10% of the votes entitled to be voted at the meeting are present in person or represented by proxy and, in the case of any other corporation, the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.  A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.  If a quorum is not present at the time appointed for the meeting or within a reasonable time after that the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

1.23           Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles, By-laws, any Unanimous Shareholder Agreement or by law, be determined by a majority of the votes cast on the question.

(58)           Casting Vote

Subject to any Unanimous Shareholder Agreement, in case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chair of the meeting shall not be entitled to a second or casting vote.

- B51-

1.24           Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot is required or demanded as provided.  On a show of hands, every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands has been taken on a question, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote on the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders on the question.

1.25           Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken on it, the chair may require a ballot or any person who is present and entitled to vote on the question at the meeting may demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chair shall direct.  A requirement or demand for a ballot may be withdrawn at any time before the ballot is taken.  If a ballot is taken, each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders on the question.

1.26                      Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

a.            – EFFECTIVE DATE

1.27           Effective Date

These By-laws shall come into force when made by the Board in accordance with the Act.

(59)           Paramountcy

In the event of any conflict between any provision of these By-laws and any provision of any Unanimous Shareholder Agreement, the provision of the Unanimous Shareholder Agreement shall prevail to the extent of the conflict, and the Directors and the shareholders shall amend these By-laws accordingly.

MADE by the Board the   ______________________     day of  _________________      , 20 ______ .

- B52-

_____________________________
Nicholas R. Toms, President
_____________________________
Donald W. Rowley, Secretary

- B53-

SCHEDULE “5”

If the Final Shareholder’s Equity Balance is greater than but less than		Additional DecisionPoint Shares	If the Final Shareholder’s Equity Balance is greater than but less than		Additional Comamtech Shares

	$4,233,000 $	3,898,491	- $	7,633,000 $	-
4,233,000 $	4,258,000 $	3,898,491	7,633,000 $	7,658,000 $	72,076
4,258,000 $	4,283,000 $	3,845,324	7,658,000 $	7,683,000 $	80,085
4,283,000 $	4,308,000 $	3,792,777	7,683,000 $	7,708,000 $	88,093
4,308,000 $	4,333,000 $	3,740,841	7,708,000 $	7,733,000 $	96,102
4,333,000 $	4,358,000 $	3,689,503	7,733,000 $	7,758,000 $	104,110
4,358,000 $	4,383,000 $	3,638,755	7,758,000 $	7,783,000 $	112,119
4,383,000 $	4,408.000 $	3,588,585	7,783,000 $	7,808,000 $	120,127
4,408.000 $	4,433,000 $	3,538,985	7,808,000 $	7,833,000 $	128,135
4,433,000 $	4,458,000 $	3,489,943	7,833,000 $	7,858,000 $	136,144
4,458,000 $	4,483,000 $	3,441,452	7,858,000 $	7,883,000 $	144,152
4,483,000 $	4,508,000 $	3,393,502	7,883,000 $	7,908,000 $	152,161
4,508,000 $	4,533,000 $	3,346,084	7,908,000 $	7,933,000 $	160,169
4,533,000 $	4,558,000 $	3,299,189	7,933,000 $	7,958,000 $	168,178
4,558,000 $	4,583,000 $	3,252,808	7,958,000 $	7,983,000 $	176,186
4,583,000 $	4,608,000 $	3,206,933	7,983,000 $	8,008,000 $	184,195
4,608,000 $	4,633,000 $	3,161,556	8,008,000 $	8,033,000 $	192,203
4,633,000 $	4,658,000 $	3,116,668	8,033,000 $	8,058,000 $	200,212
4,658,000 $	4,683,000 $	3,072,263	8,058,000 $	8,083,000 $	208,220
4,683,000 $	4,708,000 $	3,028,331	8,083,000 $	8,108,000 $	216,229
4,708,000 $	4,733,000 $	2,984,867	8,108,000 $	8,133,000 $	224,237
4,733,000 $	4,758,000 $	2,941,861	8,133,000 $	8,158,000 $	232,246
4,758,000 $	4,783,000 $	2,899,307	8,158,000 $	8,183,000 $	240,254
4,783,000 $	4,808,000 $	2,857,198	8,183,000 $	8,208,000 $	248,262
4,808,000 $	4,833,000 $	2,815,527	8,208,000 $	8,233,000 $	256,271
4,833,000 $	4,858,000 $	2,774,287	8,233,000 $	8,258,000 $	264,279
4,858,000 $	4,883,000 $	2,733,472	8,258,000 $	8,283,000 $	272,288
4,883,000 $	4,908,000 $	2,693,074	8,283,000 $	8,308,000 $	280,296
4,908,000 $	4,933,000 $	2,653,088	8,308,000 $	8,333,000 $	288,305
4,933,000 $	4,958,000 $	2,613,508	8,333,000 $	8,358,000 $	296,313
4,958,000 $	4,983,000 $	2,574,326	8,358,000 $	8,383,000 $	304,322
4,983,000 $	5,008,000 $	2,535,538	8,383,000 $	8,408,000 $	312,330
5,008,000 $	5,033,000 $	2,497,137	8,408,000 $	8,433,000 $	320,339
5,033,000 $	5,058,000 $	2,459,117	8,433,000 $	8,458,000 $	328,347
5,058,000 $	5,083,000 $	2,421,473	8,458,000 $	8,483,000 $	336,356
5,083,000 $	5,108,000 $	2,384,200	8,483,000 $	8,508,000 $	344,364
5,108,000 $	5,133,000 $	2,347,291	8,508,000 $	8,533,000 $	352,373
5,133,000 $	5,158,000 $	2,310,742	8,533,000 $	8,558,000 $	360,381

- B54-

5,158,000 $	5,183,000 $	2,274,547	8,558,000 $	8,583,000 $	368,389
5,183,000 $	5,208,000 $	2,238,701	8,583,000 $	8,608,000 $	376,398
5,208,000 $	5,233,000 $	2,203,200	8,608,000 $	8,633,000 $	384,406
5,233,000 $	5,258,000 $	2,168,038	8,633,000 $	8,658,000 $	392,415
5,258,000 $	5,283,000 $	2,133,210	8,658,000 $	8,683,000 $	400,423
5,283,000 $	5,308,000 $	2,098,711	8,683,000 $	8,708,000 $	408,432
5,308,000 $	5,333,000 $	2,064,538	8,708,000 $	8,733,000 $	416,440
5,333,000 $	5,358,000 $	2,030,685	8,733,000 $	8,758,000 $	424,449
5,358,000 $	5,383,000 $	1,997,148	8,758,000 $	8,783,000 $	432,457
5,383,000 $	5,408,000 $	1,963,923	8,783,000 $	8,808,000 $	440,466
5,408,000 $	5,433,000 $	1,931,004	8,808,000 $	8,833,000 $	448,474
5,433,000 $	5,458,000 $	1,898,389	8,833,000 $	8,858,000 $	456,483
5,458,000 $	5,483,000 $	1,866,072	8,858,000 $	8,883,000 $	464,491
5,483,000 $	5,508,000 $	1,834,050	8,883,000 $	8,908,000 $	472,500
5,508,000 $	5,533,000 $	1,802,319	8,908,000 $	8,933,000 $	480,508
5,533,000 $	5,558,000 $	1,770,875	8,933,000 $	8,958,000 $	488,516
5,558,000 $	5,583,000 $	1,739,713	8,958,000 $	8,983,000 $	496,525
5,583,000 $	5,608,000 $	1,708,830	8,983,000 $	9,008,000 $	504,533
5,608,000 $	5,633,000 $	1,678,223	9,008,000 $	9,033,000 $	512,542
5,633,000 $	5,658,000 $	1,647,888	9,033,000 $	9,058,000 $	520,550
5,658,000 $	5,683,000 $	1,617,820	9,058,000 $	9,083,000 $	528,559
5,683,000 $	5,708,000 $	1,588,017	9,083,000 $	9,108,000 $	536,567
5,708,000 $	5,733,000 $	1,558,476	9,108,000 $	9,133,000 $	544,576
5,733,000 $	5,758,000 $	1,529,191	9,133,000 $	9,158,000 $	552,584
5,758,000 $	5,783,000 $	1,500,162	9,158,000 $	9,183,000 $	560,593
5,783,000 $	5,808,000 $	1,471,383	9,183,000 $	9,208,000 $	568,601
5,808,000 $	5,833,000 $	1,442,851	9,208,000 $	9,233,000 $	576,610
5,833,000 $	5,858,000 $	1,414,565	9,233,000 $	9,258,000 $	584,618
5,858,000 $	5,883,000 $	1,386,520	9,258,000 $	9,283,000 $	592,627
5,883,000 $	5,908,000 $	1,358,713	9,283,000 $	9,308,000 $	600,635
5,908,000 $	5,933,000 $	1,331,142	9,308,000 $	9,333,000 $	608,643
5,933,000 $	5,958,000 $	1,303,802	9,333,000 $	9,358,000 $	616,652
5,958,000 $	5,983,000 $	1,276,693	9,358,000 $	9,383,000 $	624,660
5,983,000 $	6,008,000 $	1,249,810	9,383,000 $	9,408,000 $	632,669
6,008,000 $	6,033,000 $	1,223,150	9,408,000 $	9,433,000 $	640,677
6,033,000 $	6,058,000 $	1,196,712	9,433,000 $	9,458,000 $	648,686
6,058,000 $	6,083,000 $	1,170,492	9,458,000 $	9,483,000 $	656,694
6,083,000 $	6,108,000 $	1,144,487	9,483,000 $	9,508,000 $	664,703
6,108,000 $	6,133,000 $	1,118,695	9,508,000 $	9,533,000 $	672,711
6,133,000 $	6,158,000 $	1,093,113	9,533,000 $	9,558,000 $	680,720
6,158,000 $	6,183,000 $	1,067,740	9,558,000 $	9,583,000 $	688,728
6,183,000 $	6,208,000 $	1,042,571	9,583,000 $	9,608,000 $	696,737
6,208,000 $	6,233,000 $	1,017,605	9,608,000 $	9,633,000 $	704,745

- B55-

6,233,000 $	6,258,000 $	992,839	9,633,000 $	9,658,000 $	712,753
6,258,000 $	6,283,000 $	968,272	9,658,000 $	9,683,000 $	720,762
6,283,000 $	6,308,000 $	943,899	9,683,000 $	9,708,000 $	728,770
6,308,000 $	6,333,000 $	919,720	9,708,000 $	9,733,000 $	736,779
6,333,000 $	6,358,000 $	895,732	9,733,000 $	9,758,000 $	744,787
6,358,000 $	6,383,000 $	871,932	9,758,000 $	9,783,000 $	752,796
6,383,000 $	6,408,000 $	848,319	9,783,000 $	9,808,000 $	760,804
6,408,000 $	6,433,000 $	824,890	9,808,000 $	9,833,000 $	768,813
6,433,000 $	6,458,000 $	801,644	9,833,000 $	9,858,000 $	776,821
6,458,000 $	6,483,000 $	778,577	9,858,000 $	9,883,000 $	784,830
6,483,000 $	6,508,000 $	755,688	9,883,000 $	9,908,000 $	792,838
6,508,000 $	6,533,000 $	732,975	9,908,000 $	9,933,000 $	800,847
6,533,000 $	6,558,000 $	710,436	9,933,000 $	9,958,000 $	808,855
6,558,000 $	6,583,000 $	688,068	9,958,000 $	9,983,000 $	816,864
6,583,000 $	6,608,000 $	665,871	9,983,000 $	10,008,000 $	824,872
6,608,000 $	6,633,000 $	643,841	10,008,000 $	10,033,000 $	832,880
6,633,000 $	6,658,000 $	621,978	10,033,000 $	10,058,000 $	840,889
6,658,000 $	6,683,000 $	600,278	10,058,000 $	10,083,000 $	848,897
6,683,000 $	6,708,000 $	578,742	10,083,000 $	10,108,000 $	856,906
6,708,000 $	6,733,000 $	557,365	10,108,000 $	10,133,000 $	864,914
6,733,000 $	6,758,000 $	536,148	10,133,000 $	10,158,000 $	872,923
6,758,000 $	6,783,000 $	515,087	10,158,000 $	10,183,000 $	880,931
6,783,000 $	6,808,000 $	494,181	10,183,000 $	10,208,000 $	888,940
6,808,000 $	6,833,000 $	473,430	10,208,000 $	10,233,000 $	896,948
6,833,000 $	6,858,000 $	452,829	10,233,000 $	10,258,000 $	904,957
6,858,000 $	6,883,000 $	432,380	10,258,000 $	10,283,000 $	912,965
6,883,000 $	6,908,000 $	412,078	10,283,000 $	10,308,000 $	920,974
6,908,000 $	6,933,000 $	391,924	10,308,000 $	10,333,000 $	928,982
6,933,000 $	6,958,000 $	371,915	10,333,000 $	10,358,000 $	936,991
6,958,000 $	6,983,000 $	352,050	10,358,000 $	10,383,000 $	944,999
6,983,000 $	7,008,000 $	332,327	10,383,000 $	10,408,000 $	953,007
7,008,000 $	7,033,000 $	312,745	10,408,000 $	10,433,000 $	961,016
7,033,000 $	7,058,000 $	293,301	10,433,000 $	10,458,000 $	969,024
7,058,000 $	7,083,000 $	273,996	10,458,000 $	10,483,000 $	977,033
7,083,000 $	7,108,000 $	254,827	10,483,000 $	10,508,000 $	985,041
7,108,000 $	7,133,000 $	235,793	10,508,000 $	10,533,000 $	993,050
7,133,000 $	7,158,000 $	216,892	10,533,000 $	10,558,000 $	1,001,058
7,158,000 $	7,183,000 $	198,123	10,558,000 $	10,583,000 $	1,009,067
7,183,000 $	7,208,000 $	179,485	10,583,000 $	10,608,000 $	1,017,075
7,208,000 $	7,233,000 $	160,977	10,608,000 $	10,458,000 $	1,025,084
7,233,000 $	and higher	-	10,633,000 $	and higher	1,025,084

- B56-